Nature's Sunshine Reports Second Quarter 2022 Results

LEHI, Utah – August 9, 2022 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Summary vs. Same Year-Ago Quarter

•Net sales were $104.2 million compared to $109.0 million.
•GAAP net income was $1.0 million, or $0.03 per diluted common share, compared to $6.8 million, or $0.32 per diluted common share.
•Adjusted EBITDA was $9.0 million compared to $13.4 million.

Management Commentary

“The challenges facing our world certainly remained in the second quarter,” said Terrence Moorehead, CEO of Nature’s Sunshine. “The devastating war in Ukraine, rampant inflation, supply chain pressures, and the lingering impact of COVID-19 hampered our vision to share the healing power of nature with everyone. Despite the headwinds, our revenue was flat on a constant currency basis, driven by continued rapid growth in Asia and mitigated losses in Europe. We believe these outcomes illuminate the resilience of our brand, the power of our vision, and the advantages of our global presence.

“As we look to the remainder of the year, we recognize the volatility and uncertainty of the operating environment. However, we will continue to invest in our five global growth strategies and support our partners around the world, which is made possible by our strong balance sheet and our confidence in our long-term vision.”

Second Quarter 2022 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$47,382	$43,536	8.8%	$(4,358)	18.8%
Europe	17,099	21,455	(20.3)	(887)	(16.2)
North America	34,082	37,372	(8.8)	(102)	(8.5)
Latin America and Other	5,598	6,615	(15.4)	(25)	(15.0)
	$104,161	$108,978	(4.4)%	$(5,372)	0.5%

Net sales in the second quarter were $104.2 million compared to $109.0 million in the same year-ago quarter. Excluding impact from foreign exchange rates, net sales in the second quarter of 2022 increased 0.5% compared to the year-ago quarter.

Gross profit margin in the second quarter was 71.7% compared to 73.9% in the year-ago quarter. The decline was driven by changes in inventory valuation reserves, changes in market mix, and increases in production and transportation costs, as well as material and distribution costs. For the three months ended June 30, 2022, there were incremental inventory valuation charges of $0.8 million resulting from changes in forecast demand and production issues, among other factors.

Volume incentives as a percentage of net sales were 30.8% compared to 32.5% in the year-ago quarter. The decrease is partially due to changes in market mix and growth in NSP China, and also reflects cost efficiencies in North America and Latin America.

Selling, general and administrative expenses("SG&A") in the second quarter were $36.9 million compared to $35.6 million in the year‐ago quarter. The increase was primarily attributable to higher costs associated with the implementation of business transformation and sales growth initiatives in some markets and an increase in planned events and travel-related costs. As a percentage of net sales, SG&A expenses were 35.4% for the second quarter of 2022 compared to 32.7% in the year-ago quarter.

Operating income in the second quarter was $5.8 million, or 5.5% of net sales, compared to $9.5 million, or 8.7% of net sales, in the year-ago quarter.

Other income (loss), net, in the second quarter of 2022 was a loss of $0.4 million compared to income of $0.5 million in the second quarter of 2021. Other income (loss), net, primarily consists of foreign exchange gains (losses) as a result of net changes in foreign currencies primarily in Asia, Europe and Latin America. The provision for income taxes was $4.4 million in the second quarter of 2022 compared to $3.2 million for the year-ago quarter.

GAAP net income attributable to common shareholders was $0.5 million, or $0.03 per diluted common share, compared to $6.5 million, or $0.32 per diluted common share, in the second quarter of 2021. Net income attributable to NSP China increased to $2.2 million, or $0.11 per diluted common share, for the second quarter of 2022, compared to $1.3 million, or $0.06 per diluted common share, for the second quarter of 2021.

Non-GAAP net income attributable to common shareholders in the second quarter of 2022 was $0.5 million, or $0.03 per diluted common share, compared to $6.5 million, or $0.32 per diluted common share, in the prior year period. Non-GAAP net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income to GAAP net income (loss) is provided in the attached financial tables.

Adjusted EBITDA was $9.0 million in the second quarter of 2022 compared to $13.4 million in the second quarter of 2021. The decrease was driven primarily by the aforementioned decrease in gross profit margin and increase in selling, general and administrative expenses. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash used by operating activities was $9.3 million for the six months ended June 30, 2022, compared to $10.7 million provided in the prior year period. Capital expenditures during the six months ended June 30, 2022 totaled $3.8 million compared to $2.9 million in the comparable period of 2021. During the six months ended June 30, 2022, the Company repurchased 741,000 shares at a total cost of $12.0 million. As of June 30, 2022, the Company had cash and cash equivalents of $56.3 million and $1.8 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter of 2022 results.

Date: Thursday August 9, 2022
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-800-245-3047
International dial-in number: 1-203-518-9765
Conference ID: SUNSHINE

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 23, 2023.

Toll-free replay number: 1-877-481-4010
International replay number: 1-919-882-2331
Replay ID: 46139

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;

•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•adverse effects caused by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income (loss), Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income (loss) and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$104,161	$108,978	$214,655	$211,399
Cost of sales	29,471	28,463	63,931	55,442
Gross profit	74,690	80,515	150,724	155,957

Operating expenses:
Volume incentives	32,069	35,443	66,171	69,698
Selling, general and administrative	36,866	35,586	77,489	69,138
Operating income	5,755	9,486	7,064	17,121
Other income (loss), net	(442)	529	(756)	(1,404)
Income before provision for income taxes	5,313	10,015	6,308	15,717
Provision for income taxes	4,361	3,221	8,042	4,771
Net income (loss)	952	6,794	(1,734)	10,946
Net income attributable to noncontrolling interests	436	254	700	390
Net income (loss) attributable to common shareholders	$516	$6,540	$(2,434)	$10,556

Basic and diluted net income (loss) per common share:

Basic earnings (loss) per share attributable to common shareholders	$0.03	$0.33	$(0.12)	$0.53

Diluted earnings (loss) per share attributable to common shareholders	$0.03	$0.32	$(0.12)	$0.52

Weighted average basic common shares outstanding	19,386	19,999	19,479	19,897
Weighted average diluted common shares outstanding	19,594	20,503	19,479	20,340

Dividends declared per common share	$—	$—	$—	$1.00

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$56,344	$86,184
Accounts receivable, net of allowance for doubtful accounts of $525 and $143, respectively	10,540	8,871
Inventories	70,643	60,852
Prepaid expenses and other	9,618	8,760
Total current assets	147,145	164,667

Property, plant and equipment, net	49,099	50,857
Operating lease right-of-use assets	18,060	18,349
Investment securities - trading	743	964
Deferred income tax assets	7,794	13,590
Other assets	10,218	10,447
Total assets	$233,059	$258,874

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,423	$9,702
Accrued volume incentives and service fees	23,199	23,131
Accrued liabilities	26,842	31,600
Deferred revenue	1,829	3,694
Related party notes payable	—	302
Income taxes payable	2,227	2,647
Current portion of operating lease liabilities	4,336	4,350
Current portion of note payable	1,263	1,244
Total current liabilities	69,119	76,670

Long-term portion of operating lease liabilities	15,871	15,919
Long-term note payable	537	1,174
Deferred compensation payable	743	964
Deferred income tax liabilities	1,212	1,566
Other liabilities	1,098	1,177
Total liabilities	88,580	97,470

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,259 and 19,724 shares issued and outstanding, respectively	121,623	133,382
Retained earnings	32,591	35,025
Noncontrolling interest	3,902	3,202
Accumulated other comprehensive loss	(13,637)	(10,205)
Total shareholders’ equity	144,479	161,404
Total liabilities and shareholders’ equity	$233,059	$258,874

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,734)	$10,946
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	417	—
Depreciation and amortization	5,451	5,541
Non-cash lease expense	2,785	2,626
Share-based compensation expense	1,341	2,071
Loss on sale of property, plant and equipment	—	12
Deferred income taxes	5,338	1,753
Purchase of trading investment securities	(19)	(24)
Proceeds from sale of trading investment securities	69	175
Realized and unrealized gains (losses) on investments	170	(67)
Foreign exchange losses	803	1,572
Changes in assets and liabilities:
Accounts receivable	(2,801)	(2,755)
Inventories	(11,910)	(3,777)
Prepaid expenses and other current assets	(1,357)	(918)
Other assets	(33)	(108)
Accounts payable	(80)	1,079
Accrued volume incentives and service fees	1,045	483
Accrued liabilities	(4,001)	(5,473)
Deferred revenue	(1,718)	(111)
Lease liabilities	(2,503)	(2,487)
Income taxes payable	(386)	261
Liability related to unrecognized tax benefits	—	(87)
Deferred compensation payable	(220)	—
Net cash provided by (used in) operating activities	(9,343)	10,712
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,757)	(2,898)
Net cash used in investing activities	(3,757)	(2,898)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	—	(19,858)
Principal payments of long-term debt	(618)	(698)
Proceeds from revolving credit facility	15,645	—
Principal payments of revolving credit facility	(15,645)	—
Principal payments of related party borrowing	(300)	—
Payments related to tax withholding for net-share settled equity awards	(1,129)	(1,574)
Repurchase of common stock	(11,971)	(1,500)
Net cash used in financing activities	(14,018)	(23,630)
Effect of exchange rates on cash and cash equivalents	(2,722)	(1,351)
Net decrease in cash and cash equivalents	(29,840)	(17,167)
Cash and cash equivalents at the beginning of the period	86,184	92,069
Cash and cash equivalents at the end of the period	$56,344	$74,902
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$4,173	$2,582
Cash paid for interest	113	111

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$952	$6,794	$(1,734)	$10,946
Adjustments:
Depreciation and amortization	2,685	2,805	5,451	5,541
Share-based compensation expense	540	1,066	1,341	2,071
Other (income) loss, net*	442	(529)	756	1,404
Provision for income taxes	4,361	3,221	8,042	4,771
Other adjustments (1)	—	—	3,307	175
Adjusted EBITDA	$8,980	$13,357	$17,163	$24,908

(1) Other adjustments
Impact of Russia/Ukraine war	$—	$—	$3,050	$—
Restructuring and other related expenses	—	—	257	—
Capital allocation and other expenses	—	—	—	175
Total adjustments	$—	$—	$3,307	$175

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$952	$6,794	$(1,734)	$10,946
Adjustments:
Impact of Russia/Ukraine war	—	—	3,050	—
Restructuring and other related expenses	—	—	257	—
Capital allocation and other expenses	—	—	—	175
Tax impact of adjustments	—	—	(959)	(44)
Total adjustments	—	—	2,348	131
Non-GAAP net income	$952	$6,794	$614	$11,077

Reported income (loss) attributable to common shareholders	$516	$6,540	$(2,434)	$10,556
Total adjustments	—	—	2,348	131
Non-GAAP net income (loss) attributable to common shareholders	$516	$6,540	$(86)	$10,687

Basic income (loss) per share, as reported	$0.03	$0.33	$(0.12)	$0.53
Total adjustments, net of tax	—	—	0.12	0.01
Basic income per share, as adjusted	$0.03	$0.33	$—	$0.54

Diluted income (loss) per share, as reported	$0.03	$0.32	$(0.12)	$0.52
Total adjustments, net of tax	—	—	0.12	0.01
Diluted income per share, as adjusted	$0.03	$0.32	$—	$0.53